SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 11, 2002
                                                 -------------------------------


                                 FIBERCORE, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           Nevada                     000-21823                  87-0445729
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(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
      OF INCORPORATION)                                      IDENTIFICATION NO.)


253 Worcester Road, P.O. Box 180 Charlton, MA                       01507
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   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


Registrant's telephone number, including area code (508) 248-3900
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                                 Not Applicable
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.     OTHER EVENTS.
            ------------

            RESIGNATION OF DIRECTOR

            On July 8, 2002, FiberCore, Inc. (the "Company") received from Mr. Hedayet Amin-Arsala a notice of resignation from his position as a Member of the Company's Board of Directors. Mr. Amin-Arsala had been serving as the Minister of Finance and Deputy Chairman for the Afghanistan Interim Government until the recent appointment of the new government in Kabul. He has now been named to the position of Vice-President of Afghanistan. As a result of his new duties, Mr. Amin-Arsala will no longer be able to serve the Company in the position of Director. He had been a Director of the Company since 1999.

            The Company has nominated Mr. Zaid Siddig, a former director of the Company, to fill the vacancy created by Mr. Amin-Arsala's resignation. Mr. Siddig's nomination will be voted on at the Company's upcoming Annual Meeting in August. Mr. Siddig was one of the founding partners and a director of Spectran Corporation (subsequently acquired by Lucent Technologies), an optical preform and fiber manufacturing company, from its inception in 1981 until 1991. He has previously served as a Director of the Company from 1994 through 1997. Mr. Siddig is currently a private investor.

            Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.


                                      FIBERCORE, INC.




                                      By: /s/ Robert P. Lobban
                                          -------------------------------------
                                          Name:   Robert P. Lobban
                                          Title:  Chief Financial Officer
                                                    and Treasurer
Date:  July 11, 2002